Exhibit 99.2

FLUIDIGM NAMES S. CHRISTOPHER LINTHWAITE AS NEW CHIEF EXECUTIVE OFFICER

SOUTH SAN FRANCISCO, Calif., October 19, 2016 – Fluidigm Corporation (NASDAQ:FLDM) today announced that its Board of Directors has appointed S. Christopher Linthwaite as Chief Executive Officer and a member of the Board of Directors, effective immediately. Linthwaite succeeds Gajus V. Worthington, who has stepped down as the CEO and Board member of Fluidigm.

“We are thrilled to have Chris as a seasoned executive leading Fluidigm to the next phase of its growth,” commented Samuel Colella, Chairman of the Fluidigm Board of Directors. “Also, we are very thankful for Gajus’s 18 years of service. He has been a visionary leader for the company, delivering incredible market innovation and customer engagement.”

Linthwaite joined Fluidigm as President and Chief Operating Officer in August 2016. A life sciences industry veteran, Linthwaite served as a senior business executive with Invitrogen, Life Technologies and Thermo Fisher Scientific. His significant leadership experience in genomics, bioprocessing, forensics, AgBio, and animal health testing underpin a track-record of delivering profitable growth.

“Fluidigm is a highly innovative company with a passion for enabling new breakthroughs in life sciences research and applied markets, and I am honored to lead this remarkable organization,” Linthwaite said. “The opportunity ahead for Fluidigm is immense, and realizing it will require continued focus on customer-centric innovation combined with a commitment to operational excellence. A key part of my role as CEO will be to achieve sustainable growth while delivering high-quality, innovative solutions to our customers. I look forward to spending time with our customers and stockholders later this quarter to discuss our performance and plans in more detail.”

Chris Linthwaite and Vikram Jog, Fluidigm’s Chief Financial Officer, will provide detailed information on third quarter financial performance after the close of the markets on Thursday, November 3, 2016.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to Fluidigm growth and opportunities, and executive leadership roles. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks relating to the future financial performance of Fluidigm product lines; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; Fluidigm research and development, sales, marketing, and distribution plans and capabilities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm business and operating results are contained in Fluidigm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for growth markets such as single-cell biology and production genomics. We sell to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multiparameter mass cytometry technology and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

We use our website (www.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (https://www.facebook.com/Fluidigm), and LinkedIn page (https://www.linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Fluidigm and the Fluidigm logo are trademarks or registered trademarks of Fluidigm Corporation.

Contact:

Fluidigm Corporation

Ana Petrovic

Director, Corporate Development and Investor Relations

(650) 243-6628 (office)

ana.petrovic@fluidigm.com